CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Buffered Performance Leveraged Upside Securities due 2023	$1,052,000	$97.52

September 2021

Pricing Supplement No. 2,597
Registration Statement Nos. 333-250103; 333-250103-01
Dated September 29, 2021
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 20% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying, subject to the maximum payment at maturity. If the final level of any underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than 80% of its respective initial level, meaning that any underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the worst performing underlying by an amount greater than the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlyings have appreciated or has not declined as much. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income and returns above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	October 4, 2023
Underlyings:	The NASDAQ-100 Index® (the “NDX Index”), the S&P 500® Index (the “SPX Index”) and the iShares® MSCI EAFE ETF (the “EFA Shares”)
Aggregate principal amount:	$1,052,000
Payment at maturity:	If the final level of each underlying is greater than its respective initial level,
$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying) In no event will the payment at maturity exceed the maximum payment at maturity.

If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%,

$1,000

If the final level of any underlying is less than 80% of its respective initial level, meaning that any underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%,

($1,000 × underlying performance factor of the worst performing underlying) + $200

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $200 per Buffered PLUS at maturity.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lowest underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the NDX Index, 14,752.89, which is the index closing value of such underlying on the pricing date

With respect to the SPX Index, 4,359.46, which is the index closing value of such underlying on the pricing date

With respect to the EFA Shares, $78.32, which is the closing price of such underlying on the pricing date

Final level:

With respect to the NDX Index, the index closing value of such underlying on the valuation date

With respect to the SPX Index, the index closing value of such underlying on the valuation date

With respect to the EFA Shares, the closing price of such underlying on the valuation date times the adjustment factor on such date

Valuation date:	September 29, 2023, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Maximum payment at maturity:	$1,210 per Buffered PLUS
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount)
Leverage factor:	150%
Adjustment factor:	With respect to the EFA Shares, 1.0, subject to adjustment in the event of certain events affecting the EFA Shares
Buffer amount:

20%. As a result of the buffer amount of 20%, the value at or above which each underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS is as follows:

With respect to the NDX Index: 11,802.312, which is 80% of the initial level.

With respect to the SPX Index: 3,487.568, which is 80% of the initial level.

With respect to the EFA Shares: $62.656, which is 80% of the initial level.

Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	September 29, 2021
Original issue date:	October 4, 2021 (3 business days after the pricing date)
CUSIP / ISIN:	61773FM83 / US61773FM838
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$972.90 per Buffered PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$7.50	$992.50
Total	$1,052,000	$7,890	$1,044,110

(1)The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the PLUS that it purchases from us to an unaffiliated dealer at a price of $992.50 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 22.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023 (the “Buffered PLUS”) can be used:

￭To gain exposure to the worst performing of three equity underlyings

￭To potentially outperform the worst performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF, subject to the maximum payment at maturity, by taking advantage of the leverage factor

￭To obtain a buffer against a specified level of negative performance of the worst performing underlying

If the final level of any underlying is less than 80% of its respective initial level, investors will be negatively exposed to the decline in the worst performing underlying beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	2 years
Leverage factor:	150%
Maximum payment at maturity:	$1,210 per Buffered PLUS (121% of the stated principal amount)
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount). Investors may lose up to 80% of the stated principal amount of the Buffered PLUS.
Buffer amount:	20%, with 1-to-1 downside exposure to the worst performing underlying below the buffer
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $972.90.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount, the maximum payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

September 2021 Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to the worst performing underlying, subject to the maximum payment at maturity, to the extent that the final level of each underlying is greater than its respective initial level. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying, subject to the maximum payment at maturity. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than 80% of its respective initial level, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap

The Buffered PLUS offer investors an opportunity to receive 150% of the positive return of the worst performing of the underlyings, subject to the maximum payment at maturity, if each underlying has appreciated in value.

Upside Scenario if Each Underlying Appreciates

Each underlying increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 150% of the underlying percent change of the worst performing underlying, subject to the maximum payment at maturity of $1,210 per Buffered PLUS (121% of the stated principal amount)

Par Scenario

The final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level. At maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.

Downside Scenario

The final level of any underlying is less than 80% of its respective initial level. In this case, the Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the Buffered PLUS, plus the buffer amount of 20%. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Buffered PLUS will be redeemed at maturity for a loss of 50% of principal at $500, or 50% of the stated principal amount. The minimum payment at maturity is $200 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in any underlying to less than 80% of its respective initial level will result in a loss, and potentially a significant loss, of your investment, even if the other underlyings have appreciated or have not declined as much.

September 2021 Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual initial level for each underlying is set forth on the cover of this document. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	150%
Maximum payment at maturity:	$1,210
Hypothetical initial level:	With respect to the NDX Index: 15,000 With respect to the SPX Index: 4,400 With respect to the EFA Shares: $80
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount)
Buffer amount:	20%

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		NDX Index: 21,750
SPX Index: 7,040
EFA Shares: $120
Underlying percent change		NDX Index: (21,750 – 15,000) / 15,000 = 45% SPX Index: (7,040 – 4,400) / 4,400 = 60% EFA Shares: ($120 – $80) / $80 = 50%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 150% × 45%), subject to the maximum payment at maturity
	=	$1,210

In example 1, the final levels of each of the NDX Index, the SPX Index and the EFA Shares are greater than their initial levels. The NDX Index has appreciated by 45%, the SPX Index has appreciated by 60% and the EFA Shares have appreciated by 50%. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the worst performing underlying, which is the NDX Index in this example, subject to the maximum payment at maturity. Because the payment at maturity cannot exceed the maximum payment at maturity, investors receive $1,210 per Buffered PLUS at maturity.

EXAMPLE 2: The final level of each underlying is greater than its respective initial level.

Final level		NDX Index: 16,500
SPX Index: 5,720
EFA Shares: $112
Underlying percent change		NDX Index: (16,500 – 15,000) / 15,000 = 10% SPX Index: (5,720 – 4,400) / 4,400 = 30% EFA Shares: ($112 – $80) / $80 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

September 2021 Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

=	$1,000 + ($1,000 × 150% × 10%)
=	$1,150

In example 2, the final levels of each of the NDX Index, the SPX Index and the EFA Shares are greater than their respective initial levels. The NDX Index has appreciated by 10%, the SPX Index has appreciated by 30% and the EFA Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the worst performing underlying, which is the NDX Index in this example. Investors receive $1,150 per Buffered PLUS at maturity.

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final levels of the other two underlyings are less than their respective initial levels, but no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%.

Final level		NDX Index: 21,000
		SPX Index: 3,960
		EFA Shares: $76
Underlying percent change		NDX Index: (21,000 – 15,000) / 15,000 = 40% SPX Index: (3,960 – 4,400) / 4,400 = -10% EFA Shares: ($76 – $80) / $80 = -5%
Payment at maturity	=	$1,000

In example 3, the final level of the NDX Index is greater than its respective initial level, while the final levels of the SPX Index and the EFA Shares are less than their respective initial levels. The NDX Index has appreciated by 40%, the SPX Index has declined by 10% and the EFA Shares have declined by 5%, but no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 4: The final level of one underlying is greater than its respective initial level while the final levels of the other underlyings are less than 80% of their respective initial levels.

Final level		NDX Index: 16,500
SPX Index: 2,640
EFA Shares: $40
Underlying percent change		NDX Index: (16,500 – 15,000) / 15,000 = 10% SPX Index: (2,640 – 4,400) / 4,400 = -40% EFA Shares: ($40 – $80) / $80 = -50%
Underlying performance factor		NDX Index: 16,500 / 15,000 = 110% SPX Index: 2,640 / 4,400 = 60% EFA Shares: $40 / $80 = 50%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200
	=	($1,000 × 50%) + $200
	=	$700

In example 4, the final level of the NDX Index is greater than its respective initial level, while the final levels of the SPX Index and the EFA Shares are less than 80% of their respective initial levels. While the NDX Index has appreciated by 10%, the SPX Index has declined by 40% and the EFA Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the EFA Shares, which represent the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $700 per Buffered PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to 80% of its respective initial level.

September 2021 Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 5: The final level of each underlying is less than its respective initial level, but no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%.

Final level		NDX Index: 14,250
		SPX Index: 3,960
		EFA Shares: $73.60
Underlying percent change		NDX Index: (14,250 – 15,000) / 15,000 = -5% SPX Index: (3,960 – 4,400) / 4,400 = -10% EFA Shares: ($73.60 – $80) / $80 = -8%
Payment at maturity	=	$1,000

In example 5, the final level of each underlying is less than its respective initial level, but no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. The NDX Index has declined by 5%, the SPX Index has declined by 10% and the EFA Shares have declined by 8%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 6: The final level of each underlying is less than 80% of its respective initial level.

Final level		NDX Index: 4,500
SPX Index: 1,980
EFA Shares: $32
Underlying percent change		NDX Index: (4,500 – 15,000) / 15,000 = -70% SPX Index: (1,980 – 4,400) / 4,400 = -55% EFA Shares: ($32 – $80) / $80 = -60%
Underlying performance factor		NDX Index: 4,500 / 15,000 = 30% SPX Index: 1,980 / 4,400 = 45% EFA Shares: $32 / $80 = 40%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200
	=	($1,000 × 30%) + $200
	=	$500

In example 6, the final levels of each of the NDX Index, the SPX Index and the EFA Shares is less than their respective initial levels by an amount greater than the buffer amount of 20%. The NDX Index has declined by 70%, the SPX Index has declined by 55% and the EFA Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the NDX Index, which is the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $500 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in any underlying by an amount greater than the buffer amount of 20% will result in a loss, and potentially a significant loss, of your investment, even if the other underlyings have appreciated or have not declined as much.

September 2021 Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the Buffered PLUS. If the final level of any underlying is less than 80% of its initial level, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying from its initial level, plus $200 per Buffered PLUS. Accordingly, investors may lose up to 80% of the stated principal amount of the Buffered PLUS.

￭The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,210 per Buffered PLUS, or 121% of the stated principal amount. Although the leverage factor provides 150% exposure to any increase in the final level of the worst performing underlying over its initial level, because the payment at maturity will be limited to 121% of the stated principal amount for the Buffered PLUS, any increase in the final level of the worst performing underlying over its initial level by more than 14% of its initial level will not further increase the return on the Buffered PLUS.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividend yield of each of the underlyings, interest and yield rates in the market, time remaining until the Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “NASDAQ-100 Index® Overview,” “S&P 500® Index Overview” and “iShares® MSCI EAFE ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date,

September 2021 Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

subject to postponement for non-index business days, non-trading days and certain market disruption events. Even if each of the underlyings appreciate prior to the valuation date but the value of any underlying drops by the valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in any underlying or the stocks composing the NDX Index, the SPX Index or the MSCI EAFE IndexSM. Investing in the Buffered PLUS is not equivalent to investing in any of the underlyings or the component stocks of the NDX Index, the SPX Index or the MSCI EAFE IndexSM. As an investor in the Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the NDX Index, the SPX Index or the MSCI EAFE IndexSM.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade

September 2021 Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to any underlying or the MSCI EAFE IndexSM), including taking positions in stocks constituting the NDX Index, the SPX Index or the MSCI EAFE IndexSM or taking positions in the EFA Shares, futures and/or options contracts on the NDX Index, the SPX Index, the EFA Shares, the MSCI EAFE IndexSM or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether any underlying has decreased to below 80% of its respective initial level, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the index closing value of the NDX Index or the SPX Index, or the closing price of the EFA Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be

September 2021 Page 9

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the Buffered PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying declines to below 80% of its respective initial level as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the Buffered PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will decline to below 80% of its initial level as of the valuation date than if the Buffered PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

￭There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of foreign equity securities. The EFA Shares track the performance of the MSCI EAFE IndexSM, which is linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The Buffered PLUS are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the Buffered PLUS may be reduced.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM and the United States and other countries important to international trade and finance.

￭Adjustments to the NDX Index or the SPX Index could adversely affect the value of the Buffered PLUS. The publisher of each of the NDX Index or the SPX Index may add, delete or substitute component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher each of the NDX Index or the SPX Index may also discontinue or suspend calculation or publication of the NDX Index or the SPX Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭Adjustments to the EFA Shares or the index tracked by the EFA Shares could adversely affect the value of the Buffered PLUS. The investment adviser to the iShares® MSCI EAFE ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the Buffered PLUS. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI EAFE IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI EAFE IndexSM or make other methodological changes that could change the level of the MSCI EAFE IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI EAFE IndexSM at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI EAFE IndexSM and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the Buffered PLUS.

￭The performance and market price of the EFA Shares, particularly during periods of market volatility, may not correlate with the performance of the MSCI EAFE IndexSM, the performance of the component securities of the MSCI EAFE IndexSM or the net asset value per share of the EFA Shares. The EFA Shares do not fully replicate the MSCI EAFE IndexSM and may hold securities that are different than those included in the MSCI EAFE IndexSM.  In addition, the performance of the EFA Shares will reflect additional transaction costs and fees that are not included in the calculation of the MSCI EAFE IndexSM.  All of these factors may lead to a lack of correlation between the performance of the EFA Shares and the MSCI EAFE IndexSM.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EFA Shares may impact the variance between the performance of the EFA Shares and the MSCI EAFE IndexSM.  Finally, because the shares of the EFA Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EFA Shares may differ from the net asset value per share of the EFA Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EFA Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EFA Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EFA Shares, and their ability to create and redeem shares of the EFA Shares may be disrupted. Under these circumstances, the market price of shares of the EFA Shares may vary substantially from the net asset value per share of the EFA Shares or the level of the MSCI EAFE IndexSM.

For all of the foregoing reasons, the performance of the EFA Shares may not correlate with the performance of the MSCI EAFE IndexSM, the performance of the component securities of the MSCI EAFE IndexSM or the net asset value per share of the EFA Shares.  Any of these events could materially and adversely affect the price of the shares of the EFA Shares and, therefore, the

September 2021 Page 11

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

value of the Buffered PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Buffered PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EFA Shares on the valuation date, even if the EFA Shares’ shares are underperforming the MSCI EAFE IndexSM or the component securities of the MSCI EAFE IndexSM and/or trading below the net asset value per share of the EFA Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EFA Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EFA Shares. However, the calculation agent will not make an adjustment for every event that can affect the EFA Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

September 2021 Page 12

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index® Index, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on September 29, 2021:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	14,752.89
52 Weeks Ago:	11,322.95
52 Week High (on 9/7/2021):	15,675.76
52 Week Low (on 10/30/2020):	11,052.95

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2016 through September 29, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on September 29, 2021 was 14,752.89. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2016 to September 29, 2021

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter (through September 29, 2021)	15,675.76	14,549.09	14,752.89

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. See “NASDAQ-100 Index®” in the accompanying index supplement.

September 2021 Page 14

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on September 29, 2021:

Bloomberg Ticker Symbol:	SPX
Current Share Price:	4,359.46
52 Weeks Ago:	3,335.47
52 Week High (on 9/2/2021):	4,536.95
52 Week Low (on 10/30/2020):	3,269.96

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2016 through September 29, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on September 29, 2021 was 4,359.46. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2016 to September 29, 2021

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter (through September 29, 2021)	4,536.95	4,258.49	4,359.46

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

September 2021 Page 16

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on September 29, 2021:

Bloomberg Ticker Symbol:	EFA UP
Current Share Price:	$78.32
52 Weeks Ago:	$63.96
52 Week High (on 9/7/2021):	$82.13
52 Week Low (on 10/30/2020):	$61.39

The following graph sets forth the daily closing prices of the EFA Shares for the period from January 1, 2016 through September 29, 2021. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EFA Shares for each quarter in the same period. The closing price of the EFA Shares on September 29, 2021 was $78.32. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The EFA Shares have at times experienced periods of high volatility, and you should not take the historical values of the EFA Shares as an indication of future performance.

EFA Shares Daily Closing Prices January 1, 2016 to September 29, 2021

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2016
First Quarter	57.80	51.38	57.13
Second Quarter	59.87	52.64	55.81
Third Quarter	59.86	54.44	59.13
Fourth Quarter	59.20	56.20	57.73
2017
First Quarter	62.60	58.09	62.29
Second Quarter	67.22	61.44	65.20
Third Quarter	68.48	64.83	68.48
Fourth Quarter	70.80	68.42	70.31
2018
First Quarter	75.25	67.94	69.68
Second Quarter	71.90	66.35	66.97
Third Quarter	68.98	65.43	67.99
Fourth Quarter	68.07	56.89	58.78
2019
First Quarter	65.61	58.13	64.86
Second Quarter	66.99	63.40	65.73
Third Quarter	66.68	61.30	65.21
Fourth Quarter	69.66	63.25	69.44
2020
First Quarter	70.38	46.50	53.46
Second Quarter	64.65	50.90	60.87
Third Quarter	65.92	61.10	63.65
Fourth Quarter	73.52	61.39	72.96
2021
First Quarter	76.92	72.39	75.87
Second Quarter	81.95	76.86	78.88
Third Quarter (through September 29, 2021)	82.13	76.90	78.32

This document relates only to the Buffered PLUS referenced hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we priced the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a purchaser of the Buffered PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

September 2021 Page 18

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The Buffered PLUS are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

The MSCI EAFE IndexSM. The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE IndexSM, see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

September 2021 Page 19

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof. With respect to the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof.
Share underlying index:	MSCI EAFE IndexSM
Share underlying index publisher:	MSCI Inc. or any successor thereof
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

September 2021 Page 20

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Buffered PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment and the fact that the Buffered PLUS are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with

September 2021 Page 21

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the EFA Shares, in stocks constituting the NDX Index, the SPX Index or the MSCI EAFE IndexSM, in futures and/or options contracts on the NDX Index, the SPX Index, the EFA Shares, the MSCI EAFE IndexSM or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the

September 2021 Page 22

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

level of any underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation, by purchasing and selling the EFA Shares, the stocks constituting the NDX Index, the SPX Index or the MSCI EAFE IndexSM, futures or options contracts on the NDX Index, the SPX Index, the EFA Shares, the MSCI EAFE IndexSM or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $992.50 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Buffered PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable

September 2021 Page 23

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the iShares® MSCI EAFE ETF due October 4, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

September 2021 Page 24